As filed with the Securities and Exchange Commission on November 7, 2025

Registration No. 333

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 _________________________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

   _________________________________

Aehr Test Systems
(Exact name of Registrant as specified in its charter)

  _________________________________

California	94-2424084
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

400 Kato Terrace, Fremont, California	94539
(Address of Principal Executive Offices)	(Zip Code)

2023 Equity Incentive Plan

Amended and Restated 2006 Employee Stock Purchase Plan

(Full Title of the Plan)

  _________________________________

Gayn Erickson

President and Chief Executive Officer

Aehr Test Systems

400 Kato Terrace

Fremont, California 94539

(510) 623-9400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

  _________________________________

Copies to:

Ross McAloon, Esq. Latham & Watkins LLP 505 Montgomery Street, Suite 2000 San Francisco, California 94111 (415) 391-0600

  _________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are exercised and/or vest.

EXPLANATORY NOTE

This registration statement (this “Registration Statement”) on Form S-8 is being filed to register (i) an additional 300,000 shares of common stock under the Amended and Restated 2006 Employee Stock Purchase Plan (the “2006 ESPP”), as a result of the stockholders of Aehr Test Systems (the “Registrant” or the “Company”) approving an amendment to the 2006 ESPP to increase the shares of common stock available for issuance under the 2006 ESPP on October 20, 2025 at the Registrant’s 2025 Annual Meeting of Stockholders and (ii) an additional 2,500,000 shares of common stock under the 2023 Equity Incentive Plan (the “2023 Plan”), as a result of the stockholders of the Registrant approving an amendment to the 2023 Plan to increase the shares of common stock available for issuance under the 2023 Plan on October 20, 2025 at the Registrant’s 2025 Annual Meeting of Stockholders.

Shares available for issuance under the 2006 ESPP were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission” or the “SEC”) on October 27, 2006, Registration No. 333-138249, November 13, 2009, Registration No. 333-163100, November 14, 2011, Registration No. 333-177954, November 9, 2012, Registration No. 333-184865, November 14, 2016, Registration No. 333-214589, November 21, 2018, Registration No. 333- 228509, November 18, 2020, Registration No. 333-250175, and November 16, 2022, Registration No. 333-268413 (collectively, the “Prior 2006 ESPP Registration Statements”). Shares available for issuance under the 2023 Plan were previously registered on a registration statement on Form S-8 filed with the SEC on October 27, 2023, Registration No. 333- 275202 (collectively, the “Prior 2023 Plan Registration Statements” and together with the Prior 2006 ESPP Registration Statements, the “Prior Registration Statements”). Under this Registration Statement, the Registrant is registering an additional 300,000 shares of common stock issuable under the 2006 ESPP and an additional 2,500,000 shares of common stock issuable under the 2023 Plan. Pursuant to General Instruction E of Form S-8 regarding Registration of Additional Securities, the contents of the Prior Registration Statements previously filed with respect to the 2006 ESPP and 2023 Plan are incorporated by reference herein to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents or designated portions thereof filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(1)

The Registrant’s Annual Report on Form 10-K for the year ended May 30, 2025, filed with the Commission on July 28, 2025 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including portions of the Registrant’s Definitive Proxy Statement for the 2025 Annual Meeting of Shareholders to the extent specifically incorporated by reference therein;

(2)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended August 29, 2025, filed with the Commission on October 8, 2025;
(3)	The Registrant’s Current Reports on Form 8-K filed with the Commission on October 21, 2025 and November 7, 2025; and
(4)

The description of the Registrant’s Common Stock contained in its registration statement on Form 8-A filed with the SEC on July 29, 1997, pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for purpose of updating such description.

All reports and documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 317 of the California Corporations Code (the “California Code”), authorizes a corporation to indemnify, subject to certain exceptions, any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the corporation, as the term “agent” is defined in Section 317(a) of the California Code, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. A corporation is further authorized to indemnify, subject to certain exceptions, any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders. Further, Section 317 has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to a corporation’s shareholders for any violation of a director’s fiduciary duty to the corporation or its shareholders.

Section 204 of the California Code provides that a corporation’s articles of incorporation may not eliminate or limit the liability of directors (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of a serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, (vi) under Section 310 of the California Code (concerning transactions between corporations and directors or corporations having interrelated directors) or (vii) under Section 316 of the California Code (concerning directors’ liability for distributions, loans, and guarantees).

Section 204 further provides that a corporation’s articles of incorporation may not eliminate or limit (i) the liability of a director for any act or omission occurring prior to the date when its indemnification provision became effective or (ii) the liability of an officer for any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors.

In accordance with Section 317, the Restated Articles of Incorporation, as amended (the “Articles”), of the Registrant limit the liability of a director to the fullest extent permissible under California law. The Articles further authorize the Registrant to provide indemnification to its agents (including officers and directors), subject to the limitations set forth above. The Articles and the Registrant’s Bylaws (the “Bylaws”) further provide for indemnification of corporate agents to the maximum extent permitted by the California Code.

Pursuant to the authority provided in the Articles and Bylaws, the Registrant has entered into indemnification agreements with its executive officers and directors, indemnifying them against certain potential liabilities that may arise as a result of their service to the Registrant, and providing for certain other protection.

The foregoing summaries are necessarily subject to the complete text of the statute, the Articles, the Bylaws and the agreements referred to above and are qualified in their entirety by reference thereto.

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Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
4.1(1)	Restated Articles of Incorporation of Registrant.
4.2(2)	Amended and Restated Bylaws of Registrant.
4.3(3)	Form of Common Stock certificate.
5.1	Opinion of Latham & Watkins LLP (filed herewith).
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1) (filed herewith).
23.2	Consent of BPM LLP - Independent Registered Public Accounting Firm (filed herewith).
24.1	Power of Attorney (included on signature page).
99.1(a)(4)	Amended and Restated 2006 Employee Stock Purchase Plan.*
99.1(b)(5)	Amendment to the Amended and Restated 2006 Employee Stock Purchase Plan.*
99.1(c)(6)	2023 Equity Incentive Plan.*
99.1(d)(7)	Amendment to the 2023 Equity Incentive Plan.*
107.1	Registration Fee Table (filed herewith).

___________________

(1) Incorporated by reference to the same-numbered exhibit previously filed with the Company’s Registration Statement on Form S-1 filed June 11, 1997 (File No. 333-28987).

(2) Incorporated by reference to Exhibit 3.1 previously filed with the Company’s Current Report on Form 10-K filed July 28, 2025 (File No. 000-22893).

(3) Incorporated by reference to the same-numbered exhibit previously filed with Amendment No.1 to the Company’s Registration Statement on Form S-1 filed July 17, 1997 (File No. 333-28987).

(4) Incorporated by reference to Exhibit 4.2 previously filed with the Company’s Registration Statement on Form S-8 filed November 14, 2016 (File No. 333-214589).

(5) Incorporated by reference to Exhibit 10.1 previously filed with the Company’s Current Report on Form 8-K filed November 7, 2025 (File No. 000-22893).

(6) Incorporated by reference to Exhibit 99.1 of the Company’s S-8 filed October 27, 2023 (File No. 333-275202).

(7) Incorporated by reference to Exhibit 10.2 previously filed with the Company’s Current Report on Form 8-K filed November 7, 2025 (File No. 000-22893)

* Management contracts or compensation plans or arrangements in which directors or executive officers are eligible to participate.

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Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement,

(i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on November 7, 2025.

Aehr Test Systems

By:	/s/ Gayn Erickson
Gayn Erickson
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Gayn Erickson and Chris P. Siu, and each of them, with full power of substitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Gayn Erickson	President, Chief Executive Officer and Director	November 7, 2025
Gayn Erickson	(Principal Executive Officer)

/s/ Chris P. Siu	Executive Vice President of Finance and Chief Financial Officer	November 7, 2025
Chris P. Siu	(Principal Financial and Accounting Officer)

/s/ Rhea J. Posedel	Chairman	November 7, 2025
Rhea J. Posedel

/s/ Fariba Danesh	Director	November 7, 2025
Fariba Danesh

/s/ Laura Oliphant	Director	November 7, 2025
Laura Oliphant

/s/ Geoffrey G. Scott	Director	November 7, 2025
Geoffrey G. Scott

/s/ Howard T. Slayen	Director	November 7, 2025
Howard T. Slayen

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